SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                             Date of Report (Date of
                            earliest event reported):

                                  April 7, 2000
                               ------------------


                         THERMO INSTRUMENT SYSTEMS INC.
                      ------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Delaware                             1-9786                           04-2925809
--------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission File               (I.R.S. Employer
    of Incorporation)                 Number)                Identification No.)



81 Wyman Street, P.O. Box 9046
Waltham, MA                                                           02454-9046
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                             (Zip Code)


       Registrant's telephone number, including area code: (781) 622-1000

         This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to Thermo Instrument Systems Inc.'s annual report on Form 10-K for the year ended January 1, 2000. These include risks and uncertainties relating to: the Registrant's growth, acquisition strategy, product development and technological change, competition, protection of intellectual property rights, international operations, possible changes in governmental regulations, capital spending and government funding policies, and the Registrant's cash management arrangement with Thermo Electron Corporation.

Item 5.  Other Events
         ------------

         On April 10, 2000, the Registrant issued a press release, attached hereto as Exhibit 99, regarding its previously announced tender offer for the shares of common stock, $.01 par value per share, of its ONIX Systems Inc. subsidiary.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (a)      Financial Statements of Business Acquired: not applicable

         (b)      Pro Forma Financial Information: not applicable

         (c)      Exhibits:

                  99 - Press Release dated April 10, 2000

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 10th day of April, 2000.



                                               THERMO INSTRUMENT SYSTEMS INC.



                                                By: /s/ Theo Melas-Kyriazi
                                                   -----------------------------
                                                   Theo Melas-Kyriazi
                                                   Chief Financial Officer

                                                                   Exhibit 99
Investor Contact: 781-622-1111
Media Contact: 781-622-1252

         THERMO INSTRUMENT COMPLETES CASH TENDER OFFER FOR ONIX SYSTEMS

WALTHAM, Mass., April 10, 2000 - Thermo Instrument Systems Inc. (ASE-THI), a Thermo Electron company, announced today that it has successfully completed the cash tender offer of $9.00 per share for any and all outstanding shares of its ONIX Systems Inc. subsidiary.

         The offer and withdrawal rights expired at midnight on Friday, April 7, 2000. Based on the preliminary report of the depositary for the offer, American Stock Transfer & Trust Company, approximately 1.6 million ONIX Systems shares were tendered. This brings Thermo Instrument's and Thermo Electron's combined equity ownership in ONIX Systems to approximately 93.4 percent. Thermo Instrument expects to complete the spin-in of ONIX Systems by Wednesday, April 12, through a short-form merger. The short-form merger does not require ONIX Systems' board or shareholder approval.

         Shareholders who tendered their shares in the tender offer will receive payment for their shares shortly. Shareholders who did not tender their shares will also receive $9.00 per share in the short-form merger. Information outlining what steps these ONIX Systems shareholders must take to obtain payment will be mailed within a week to 10 days.

         The complete terms and conditions of the tender offer are set forth in the offer to purchase, letter of transmittal, and other related materials, which were filed with the Securities and Exchange Commission on March 13, 2000.

         Thermo Instrument Systems Inc. is a global technology company serving multiple markets, including the life sciences, telecommunications, food and beverage, chemical, and oil and gas industries, with instrumentation, information-management software, and worldwide service for a range of applications. Our products help scientists make the discoveries that will fight disease and prolong life. They increase the speed and quality of communications. And they provide knowledge about the quality of materials used in manufacturing, improve the manufacturing process, and protect the environment. More information is available on the Internet at http://www.thermo.com/subsid/thi1.html.

                                      # # #